UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2020 (March 10, 2020)

Pensare Acquisition Corp.

(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA (Address of principal executive offices)	30309 (Zip code)

(404) 234-3098 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	WRLSU	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share	WRLS	The Nasdaq Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	WRLSR	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRLSW	The Nasdaq Stock Market LLC

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 11, 2019, Pensare Acquisition Corp. (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5550(a)(3), which requires the Company to have at least 300 public holders for continued listing by Nasdaq. Additionally, on September 23, 2019, the Company received a written notice from Nasdaq indicating that the Company was not in compliance with Listing Rule 5550(a)(4), due to the Company’s failure to meet the minimum 500,000 publicly held shares requirement for continued listing on Nasdaq. The Company submitted to Nasdaq a plan to regain compliance pursuant to IM-5101-2 and received an extension until March 9, 2020 to regain compliance with Listing Rules 5550(a)(3) and 5550(a)(4).

On March 10, 2020, the Company received a letter (the “Determination Letter”) from Nasdaq notifying the Company that it did not satisfy the terms of the extension as the Company did not complete a business combination within the timeframe specified and that Nasdaq has initiated procedures to delist the Company’s securities from Nasdaq. The Company was also notified that as a result of Nasdaq's determination to delist the Company's common stock, the Company's rights and warrants no longer comply with Nasdaq Listing Rule 5560(a), which requires the underlying securities of rights and warrants to remain listed on Nasdaq, and the Company's units no longer comply with Nasdaq Listing Rule 5225(b)(1)(A), which requires all component parts of units to meet the requirements for initial and continued listing, and the Company's units, rights and warrants are now subject to delisting.

The Company has requested a hearing before the Nasdaq Hearings Panel, which request automatically stayed any further action by Nasdaq pending the conclusion of the hearing process. The Determination Letter does not impact the Company’s obligation to file periodic reports and other reports with the Securities and Exchange Commission (“SEC”) under applicable federal securities laws. There can be no assurance that the Company’s appeal will be successful.

Forward-looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to successfully appeal Nasdaq’s determination and other risks and uncertainties set forth in our reports filed with the SEC. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSARE ACQUISITION CORP.

		By:	/s/ Darrell J. Mays
			Name:	Darrell J. Mays
			Title:	Chief Executive Officer
Date:	March 18, 2020

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